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                                                                   [Exhibit 1.1]

                        WINDROSE MEDICAL PROPERTIES TRUST

                             6,700,000 COMMON SHARES

                           ($0.01 PAR VALUE PER SHARE)


                             UNDERWRITING AGREEMENT

August ____, 2002


Ferris, Baker Watts, Incorporated
Morgan Keegan & Company, Inc.
Stifel, Nicolaus & Company, Incorporated
SWS Group, Inc.
c/o Ferris, Baker Watts Incorporated
1700 Pennsylvania Avenue, NW
Seventh Floor
Washington, DC  20006

Ladies and Gentlemen:

         Windrose Medical Properties Trust, a Maryland real estate investment trust (the "Company") proposes to sell to the several underwriters named in
Schedule I (collectively, the "Underwriters") an aggregate of 6,700,000 (the "Firm Shares") of the Company's common shares of beneficial interest, $0.01 par value per share (the "Common Shares"). All of the Firm Shares will be sold by the Company. The Firm Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule I opposite the name of such Underwriter.

         Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company grants to the Underwriters the right to purchase up to an additional 1,005,000 Common Shares (the "Option Shares"), which option shall be exercisable in the manner, and such Option Shares shall be sold in the denominations, set forth in Section 3(b) below. The Firm Shares and Option Shares are herein sometimes referred to as the "Shares."

         The Company is the general partner of Windrose Medical Properties, L.P. (the "Operating Partnership"), a Virginia limited partnership that serves as the Company's primary operating partnership subsidiary. The Operating Partnership has entered into binding contracts to purchase the medical properties listed on
Schedule II hereto (which, together with the Urology Center of the South described below, are hereinafter called the "Properties"). Moreover, the Operating Partnership has entered into agreements to acquire 90% of the Class A limited liability company interests and 100% of the Class B limited liability company interests in Brierbrook Partners, LLC ("Brierbrook"), which owns the Urology Center of the South in Germantown, Tennessee, and 100% of the capital stock of Hospital Affiliates Development Corporation ("HADC") in exchange for cash and units of partnership interest in the Operating Partnership ("Units"). The Operating Partnership, Brierbrook and HADC are sometimes hereinafter referred to as "Subsidiaries."


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         Section 1. Representations and Warranties of the Company and Operating
Partnership. The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

         (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (Registration No. 333-89186) with respect to the Shares, including a preliminary form of prospectus subject to completion, in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations of the Commission thereunder (all such rules and regulations, including Regulation S-X to the extent applicable, referred to as the "1933 Act Regulations"); and such amendments to such registration statement as may have been required, if any, prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of such registration statement and amendment or amendments and of each related preliminary prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you. The Company has prepared in the same manner, and proposes so to file with the Commission, one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) if the Company does not rely on Rule 434 of the 1933 Act Regulations, a final prospectus in accordance with Rules 430A and 424(b) of the 1933 Act Regulations, or (iii) if the Company relies on Rule 434 of the 1933 Act Regulations, a term sheet relating to the Shares that shall identify the preliminary prospectus that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) of the 1933 Act Regulations. The Company also may file a related registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations for the purpose of registering additional Common Shares, which registration statement will be effective upon filing with the Commission. As filed, such amendment, any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations and any term sheet and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company shall have previously advised you in writing would be included or made therein.

         The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information contained in any Prospectus (as hereinafter defined) and any Term Sheet (as hereinafter defined) and deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the 1933 Act Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean (a) if the Company relies on Rule 434 of the 1933 Act Regulations, the Term Sheet relating to the Shares that is first filed pursuant to Rule 424(b)(7) of the 1933 Act Regulations, together with the Preliminary Prospectus identified therein that such Term Sheet supplements, or (b) if the Company does not rely on Rule 434 of the 1933 Act Regulations, the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or, if no filing pursuant to Rule 424(b) of the 1933 Act Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted pursuant to Rule 430A of the 1933 Act Regulations to be omitted from the Registration Statement when it becomes effective. The term "462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such registration statement becomes effective). The term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 of the 1933 Act Regulations. Any reference to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.



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         (b) No order preventing or suspending the use of any Preliminary
Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened by the Commission or the state securities authority of any jurisdiction, and each Preliminary Prospectus, at the time of filing thereof, conformed in all respects to the requirements of the 1933 Act and the 1933 Act Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement or any 462(b) Registration Statement.

         (c) When the Registration Statement and any 462(b) Registration Statement shall become effective, or any Term Sheet that is part of the Prospectus is filed with the Commission pursuant to Rule 434, when the Prospectus is first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement or any 462(b) Registration Statement becomes effective, when any supplement to the Prospectus or Term Sheet is filed with the Commission, and at each Date of Delivery (as hereinafter defined in Section 3), (i) the Registration Statement, the 462(b) Registration Statement, the Prospectus, the Term Sheet and all amendments thereof and supplements thereto will conform in all respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) neither the Registration Statement, the 462(b) Registration Statement, the Prospectus, any Term Sheet nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement or any 462(b) Registration Statement.

         (d) The Company has been duly formed and is existing as a real estate investment trust under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the "SDAT"), with all requisite trust power and authority to own, lease and license its properties, and conduct its business as currently carried on and described in the Prospectus. The Company has qualified to do business and is in good standing as a foreign entity, in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations, cash flows or prospects of the Company and its Subsidiaries considered as one enterprise (a "Material Adverse Effect"). The Company does not own any interest in or control, directly or indirectly, any corporation, association or other entity except as set forth in the next paragraph.

         (e) Upon completion of the offering of the Shares and the formation transactions described in the Registration Statement (i) the Company will be the general partner of the Operating Partnership and will own a 95.9% interest in the Operating Partnership, (ii) the Operating Partnership will own 90% of the Class A limited liability company interests and 100% of the Class B limited liability company interests in Brierbrook, and (iii) the Operating Partnership will own 100% of the issued and outstanding capital stock of HADC. Each Subsidiary has been duly organized and is validly existing as a limited partnership, limited liability company or corporation in good standing under the laws of its state of organization, with all requisite power and authority to own and lease its properties, and conduct its business as described in the Prospectus. Each Subsidiary has qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a Material Adverse Effect.

         (f) The Company has the trust power to enter into this Agreement and to consummate the transactions contemplated herein. The Company has the trust power to issue, sell and deliver the Shares as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and rules of law governing





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specific performance, injunctive relief and other equitable remedies. The capital stock, limited liability company interests or partnership interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, in the case of such interests owned directly or indirectly by the Company, are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. No such equity interest in any Subsidiary was issued in violation of the preemptive or similar right of any securityholder of such Subsidiary.

         (g) The Operating Partnership has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Operating Partnership and constitutes the valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except to the extent that the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting enforceability of creditors' rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies.

         (h) Each consent, approval, authorization, order, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been made or obtained by the Company or the Operating Partnership, and is in full force and effect, except as may be required under the 1933 Act, the 1933 Act Regulations or applicable state or foreign securities laws. The issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, (i) will not result in a breach or violation of any of the terms and provisions of, or constitute a default by the Company under its Amended and Restated Declaration of Trust, as further amended or restated (the "Declaration of Trust") or Bylaws or by the Operating Partnership under its Certificate of Limited Partnership or Amended and Restated Agreement of Limited Partnership, as further amended and/or restated (the "Partnership Agreement") and (ii) will not result in a breach or violation of any of the terms or provisions of, or constitute a default by the Company or any Subsidiary, under, any provision of any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which they or their properties is subject, or
(iii) will not result in a breach or violation of any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or any Subsidiary or any of their properties, except, in each case, for such breach or violation as would not have a Material Adverse Effect.

         (i) The authorized, issued and outstanding shares of beneficial interest of the Company are as set forth in the Prospectus under the caption "Capitalization". All the issued and outstanding Common Shares of the Company, including the Shares to be sold by the Company, have been duly authorized and validly issued, and are, or when issued against payment therefor as authorized by the Company's board of trustees will be, fully paid and non-assessable. The Common Shares of the Company conform in all material respects to the description of the Common Shares contained in the Registration Statement and the Prospectus. All offers and sales of the Company's shares of beneficial interest prior to the date hereof were at all relevant times duly registered under the 1933 Act or were exempt from the registration requirements of the 1933 Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. The Shares to be sold by the Company, when issued and delivered by the Company and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable and will conform in all respects to the description thereof contained in the Prospectus. No preemptive rights of shareholders exist with respect to any of the Shares under the Maryland REIT Law, the Declaration of Trust or the Bylaws. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. None of the issued shares of beneficial interest of the Company has been issued in violation of any preemptive or similar rights. Except as described in the Registration Statement and Prospectus, (A) there are no outstanding options, warrants or other rights calling for the issuance of any shares of beneficial interest of the Company or any security convertible into or exchangeable for capital stock of the Company,
(B) there is no commitment, plan or arrangement to issue any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company, and (C) the Company does not own, directly or indirectly, any capital stock or other equity




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securities of any other corporation or any ownership interest in any partnership, limited liability company, joint venture, association or other entity. The Operating Partnership has not issued any security or other equity interest other than units of partnership interest issued to the Company and certain other persons that are redeemable at the option of the holder thereof for cash, or, at the Company's option, for Common Shares on a one-for-one basis ("Units"). None of the Units in the Operating Partnership has been or will be issued or is owned or held in violation of any preemptive right. The outstanding Units in the Operating Partnership have been issued by the Operating Partnership in compliance with applicable federal and state securities laws.

         (j) The balance sheet of the Company and the consolidated financial statements of Windrose International, LLC's Development and Project Management Businesses (the "Accounting Predecessor") (including all related notes and schedules) included in the Registration Statement and the Prospectus present fairly the financial position of the Company and the Accounting Predecessor as of the respective dates indicated and the results of operations and cash flows of the Accounting Predecessor for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (subject, in the case of unaudited financial statements, to normal year-end adjustments) and in conformity with Regulation S-X of the Commission. The statements of revenue in excess of certain expenses of Park Medical Center and Partell Medical Center included in the Registration Statement and Prospectus present fairly the revenue in excess of certain expenses for the periods specified in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (subject in the case of unaudited financial statements, to normal year-end adjustments), and in conformity with Regulation S-X of the Commission. The supporting schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary," "Selected Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are accurately computed, fairly present the information shown therein and have been determined on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-11 or otherwise to be included in the Registration Statement, the Prospectus or any Preliminary Prospectus.

             The pro forma financial data set forth in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S-X), the assumptions underlying the pro forma adjustments are reasonable, and such adjustments have been properly applied to the historical amounts in the compilation of such statements. All other financial and statistical data included in the Registration Statement and Prospectus present fairly and accurately the information stated therein and have been prepared and compiled on a basis consistent with the financial statements presented in the Registration Statement and Prospectus and the books and records of the Company and its Subsidiaries.

         (k) KPMG LLP, which has examined and is reporting upon certain of the audited financial statements and schedules included in the Registration Statement and the Prospectus, are, and were during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants with respect to the Company and its Subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

         (l) The Company has obtained, for the benefit of the Underwriters, from each of the Company's trustees and executive officers named in the Registration Statement, a written agreement conforming to the description under "Lockup Agreement" in the "Underwriting section" of the Prospectus.

         (m) The Company, each Subsidiary, and each Property has not sustained, since June 30, 2002, any material loss or interference with its business or operations from or as a result of fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitration or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any change in the capital stock, long-term debt, obligations under capital leases or short-term borrowings of the Company and the Subsidiaries on a consolidated basis; (ii) any event or development which could reasonably be seen as having a Material Adverse Effect; (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company or any Subsidiary, except for liabilities or obligations incurred in the ordinary course of business or which



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otherwise would not have a Material Adverse Effect; or (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the Company's shares of beneficial interest.

         (n) The Company is not in violation of its Declaration of Trust or Bylaws and no Subsidiary is in violation of its applicable organizational documents (including, without limitation, partnership and limited liability company agreements) and, as of the date hereof, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties is subject, and no violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, has occurred or exists, in any such case where the consequences of such violation or default would have a Material Adverse Effect.

         (o) Except as otherwise disclosed in the Prospectus, (i) neither the Company nor any Subsidiary has authorized or conducted, or otherwise has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release or handling of (in an amount or of a type that has been or must be reported to any governmental agency, violates any Environmental Law (as hereinafter defined), or has required or could require remediation expenditures) any hazardous substance, medical waste, asbestos, radon, polychlorinated biphenyl ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (collectively, "Hazardous Materials"), on, in or under any Property, (ii) the Company and each Subsidiary, and, to the knowledge of the Company and the Operating Partnership, the tenants occupying each Property, are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and (iii) the Company and each Subsidiary, and, to the knowledge of the Company and the Operating Partnership, the tenants occupying each Property, are in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except in the case of clause (i) or (ii) where such noncompliance would not have a Material Adverse Effect. Except as otherwise disclosed in the Prospectus, the Company, the Subsidiaries, and, to the knowledge of the Company and the Operating Partnership, the tenant occupying each Property, have not received any written or oral notice from any governmental entity or any other person, and, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened claim, litigation or any administrative agency proceeding, that: (i) alleges a violation of any Environmental Laws by the Company, any Subsidiary, or any such Property owner or tenant; (ii) alleges that the Company, any Subsidiary, or any such tenant is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42
U.S.C. ss.ss. 9601, et seq., or any state superfund law; (iii) has resulted in or could result in the attachment of an environmental lien on any real property owned, leased or used by the Company, any Subsidiary, or any such Property owner or tenant; or (iv) alleges the occurrence of contamination of any of such real property, damage to natural resources, property damage, or personal injury based on activities of the Company or any Subsidiary, or the activities of its predecessors, if any, or third parties (whether at the real property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

         (p) The Company or its Subsidiaries will have, at the Closing Date, good and marketable title in fee simple to each Property and the improvements located thereon (except Park Medical Center and Partell Medical Center, which will be acquired after the Closing Date), free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as are disclosed in the Prospectus or do not, individually or in the aggregate, materially affect the value of such Property and do not interfere in any material respect with the use made and proposed to be made of such Property by the Company or any Subsidiary. The mortgages and deeds of trust encumbering the Properties described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any other Property. Neither the Company nor any Subsidiary owns or leases any real property, except as described in the Registration Statement or the Prospectus. No person has an option or right of first refusal to purchase all or part of any of the Properties or any interest therein. Each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and




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regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any Subsidiary. Each Property with respect to which a certificate of need or similar approval to operate the property is required is presently, and at the Closing Date will be, operating pursuant to a current, valid certificate of need or similar certificate. Neither the Company nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to a Property, except such proceedings or actions that would not individually or in the aggregate materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any Subsidiary. The Company or a Subsidiary has obtained an owner's title insurance policy from a title insurance company, or, if such title insurance policy has not yet been issued, a binding commitment by such title insurance company to issue such a policy, in any event covering each Property, with coverage in an amount at least equal to the cost of acquisition of such Property, including the principal amount of any indebtedness assumed with respect to the Property.

         (q) The Company does not hold any property under a ground lease or other lease.

         (r) Except as described in the Prospectus, there is not pending, nor to the Company's and the Operating Partnership's knowledge threatened, any action, suit, proceeding, inquiry or investigation, against the Company, any Subsidiary or any of their respective officers, trustees or shareholders or to which the Properties, assets or rights of the Company or its Subsidiaries are subject, before or brought by any court or governmental agency or body or board of arbitrators, which would, if adversely determined, have a Material Adverse Effect, or which could prevent consummation of the transactions contemplated by this Agreement.

         (s) There are no contracts or other documents required by the 1933 Act or the 1933 Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which the Company or any Subsidiary is party, including but not limited to leases between a Subsidiary and tenants at the Properties, which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Company and/or its Subsidiary except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and, to the best of the Company's and the Operating Partnership's knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect.

         (t) The Company or a Subsidiary owns, possesses or has obtained all permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities and other third parties as are necessary to own or lease, its properties and to carry on its businesses as described in the Registration Statement, except where a failure to own, possess or obtain such permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations would not have a Material Adverse Effect. Neither the Company nor the Operating Partnership has received any notice relating to termination, revocation or modification of any such license, permit, franchise, certificate, consent, order, approval or authorization, which termination, revocation or modification would have a Material Adverse Effect.

         (u) The Company or a Subsidiary owns or possesses all trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, trade secrets, processes and other intangible property rights and know-how necessary for the conduct of its business as described in the Registration Statement (collectively, the "Intellectual Property"). Except as described in the Prospectus, (i) no third parties have received rights to any such Intellectual Property from the Company or any Subsidiary, other than licenses granted in the ordinary course of business; (ii) to the Company's and the Operating Partnership's knowledge, there is no infringement by third parties of any such Intellectual Property, (iii) there is no pending or, to the Company's and the Operating Partnership's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or a Subsidiary's rights in or to any such Intellectual Property, and the Company and the Operating



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Partnership are unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company's and the Operating Partnership's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a basis for any such claim; and (v) there is no pending or, to the Company's and the Operating Partnership's knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any facts which would form a basis for any such claim.

         (v) The systems of internal accounting controls utilized by the Company and its Subsidiaries are sufficient to meet the objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the financial statements and the financial information disclosed in the Registration Statement and the Prospectus. Neither the Company, nor to the Company's knowledge, any trustee, officer, agent, employee or other person associated with or acting on behalf of the Company, has used any trust funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from trust funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. No funds of the Company have been set aside to be used for any payment in violation of any law.

         (w) The Company and each Subsidiary have filed all federal, state, local and foreign income and franchise tax returns and tax forms required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or such Subsidiary is contesting in good faith and as to which adequate reserves have been provided. Such returns and forms are complete and correct in all material respects. The Company and each Subsidiary have made all payroll withholdings required to be made by them with respect to employees. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company's and the Operating Partnership's knowledge, no tax deficiency might be reasonably asserted or threatened against the Company or any Subsidiary that could individually or in the aggregate have a Material Adverse Effect.

         (x) The Company and its Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their business and, to the Company's and the Operating Partnership's knowledge, generally consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, and casualty and liability insurance covering the Company's and its Subsidiaries' operations, all of which insurance is in full force and effect.

         (y) No labor problem exists with the Company's or any Subsidiary's employees or, to the Company's and the Operating Partnership's knowledge, is threatened or imminent, that would have a Material Adverse Effect.

         (z) Neither the Company nor its officers, trustees, shareholders or affiliates, have taken, and such parties will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in or constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

         (aa) The Common Shares have been registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Shares have been approved for listing on The New York Stock Exchange (the "NYSE") subject to official notice of issuance.

         (bb) Except with respect to the engagement letter dated January 25, 2002 with Ferris, Baker Watts, Incorporated, neither the Company nor any Subsidiary has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

         (cc) Neither the Company nor any Subsidiary is, nor will it become as a result of the transactions contemplated hereby, nor does it intend to conduct its business in a manner that could cause either of them to become, an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (dd) Except as described in the Prospectus, the Company has not sold or issued any Common Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act Regulations.

         (ee) The Company and its Subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any Subsidiary is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiary.

         (ff) No relationship, direct or indirect, exists between or among the Company on the one hand, and the trustees, officers, or shareholders of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

         (gg) The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

         (hh) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code. The Operating Partnership and Brierbrook will be treated as partnerships for federal income purposes and not as a corporation or association taxable as a corporation. HADC is organized and after Closing will be owned in a manner that meets the requirements for qualification as a taxable REIT subsidiary under the Code, and HADC's method of operation will enable it to meet the requirements for taxation as a taxable REIT subsidiary upon due election by the Company as provided under the Code.

         (ii) The Company and its Subsidiaries are in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in
Section 3(2) ERISA) for which the Company or any Subsidiary would have any liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

         Section 2. [Intentionally Left Blank]

         Section 3. Sale and Delivery of Shares to the Underwriters; Closing.

         (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule I hereto, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_______ per share, the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price represents an initial public offering price of $______ per share and an underwriting discount of $______ per share.

         (b) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, to purchase up to an additional 1,005,000 Option Shares on the same terms and conditions as the Firm Shares. The option hereby granted will expire if not exercised within the 30 day period after the first date on which the Firm Shares are released by you for sale to the public. The option granted hereby may be exercised by you, as Representatives of the several Underwriters, in whole or in part (but not more than once), only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Shares, by giving written notice to the Company. The notice of exercise shall set forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in their respective underwriting obligation proportions.

         (c) Payment of the purchase price for and delivery of the Firm Shares shall be made at the offices of Ferris, Baker, Watts, Incorporated, 1700 Pennsylvania Avenue, NW, Seventh Floor, Washington, DC 20006 or at such other place as shall be agreed upon by the Company and you, at 9:00 A.M. (prevailing Eastern time), either (i) on the third full business day after the effective date of the Registration Statement, or (ii) at such other time not more than ten full business days thereafter as you, and the Company shall determine (unless, in either case, postponed pursuant to Section 12 hereof) (such date and time of payment and delivery being herein called the "Closing Time") (the Closing Time and each Date of Delivery, if any, being sometimes referred to as a "Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and delivery of the Option Shares shall be made at the offices of Ferris, Baker, Watts, Incorporated in the manner set forth above, or at such other place as you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment for the Firm Shares and the Option Shares in immediately available United States funds shall be made by the order of the Company, in the case of Shares sold by the Company, against delivery to you for the respective accounts of the Underwriters of the Shares to be purchased by them.

         (d) The Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least one full business day before the Closing Time or the Date of Delivery, as the case may be. The Shares will be made available at the offices of Ferris, Baker, Watts, Incorporated or at such other place as Ferris, Baker, Watts, Incorporated may designate for examination and packaging not later than 9:00 A.M. (prevailing Eastern time) on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

         Section 4. Certain Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership covenant and agree with each Underwriter as follows:

         (a) The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time that this Agreement is executed and delivered by the parties hereto). If the Company elects to rely upon Rule 430A of the 1933 Act Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the 1933 Act Regulations, and subject to the provisions of Section 4(b) of this Agreement, the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b), or a Term Sheet pursuant to and in accordance with Rule 434, within the time period prescribed. If the Company elects to rely upon Rule 462(b), the Company shall file a 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 A.M., prevailing Eastern time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee. The Company will notify you immediately and confirm the notice in writing, (i) when the Registration Statement, the 462(b) Registration Statement or any post-effective amendment to the Registration

Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or the 462(b) Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any 462(b) Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threat of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

         (b) The Company will not at any time file or make any amendment to the Registration Statement or any amendment or supplement (i) to the Prospectus, if the Company has not elected to rely upon Rule 430A, or (ii) if the Company has elected to rely upon Rule 430A, to either the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b) or any Term Sheet filed in accordance with Rule 434, or (iii) if the Company has elected to rely upon Rule 462(b), to any 462(b) Registration Statement, in any case if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or counsel for the Underwriters shall reasonably object to such amendment or supplement.

         (c) The Company has furnished or will furnish to you, at the Company's expense, as soon as available, as many conformed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and copies of all consents and certificates of experts, as you may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) The Company will deliver to each Underwriter, at the Company's expense, from time to time, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and the 1933 Act Regulations. The Company will deliver to each Underwriter, at the Company's expense, as soon as the Registration Statement shall have become effective, and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act and the 1933 Act Regulations, such number of copies of the Prospectus (as supplemented or amended) as each Underwriter may reasonably request. The Preliminary Prospectus and Prospectus, and any supplements or amendments thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) The Company will use its best efforts to comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. In case you are required to deliver a prospectus within nine months after the time of issue of the Prospectus or any Term Sheet in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus or any Term Sheet as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus or any Term Sheet is delivered, not misleading, or, if for any reason it shall be necessary during such period, in the opinion of counsel for the Underwriters or for the Company, to amend or supplement the Prospectus or any Term Sheet in order to comply with the 1933 Act or the 1933 Act Regulations, the Company will notify you and upon your request prepare promptly and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or any Term Sheet or a supplement to the Prospectus or any Term Sheet which will correct such statement or omission or effect such compliance. In case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus or any Term Sheet, upon your request but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus or any Term Sheet complying with the requirements of Section 10(a)(3) of the 1933 Act.

         (f) The Company will use its best efforts, in cooperation with you, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign entity in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

         (g) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (h) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement (in reasonable detail but which need not be audited) complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations and covering a period of at least 12 months beginning after the effective date of the Registration Statement.

         (i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         (j) During a period of 180 days from the date of the Prospectus, the Company will not, without your prior written consent (i) directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any Common Share or securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing , or (ii) enter into any swap or any other agreement or other transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security described in the Prospectus,
(B) any Common Shares issued or options to purchase Common Shares granted pursuant to the Company's 2002 Stock Incentive Plan, (C) any Common Shares issued pursuant to any non-employee trustee stock plan or dividend reinvestment plan, warrant or the conversion of a security outstanding upon completion of the formation transactions described in the Prospectus or contributions to employee benefit plans in existence on the Closing Date; (D) any Units issued in exchange for the Properties and any real property or interest in any real property acquired after the date hereof, or (E) any securities issued by the Company in connection with any merger or acquisition by the Company of securities or assets of a party that is not an affiliate of the Company.

         (k) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Shares.

         (l) The Company will use it best efforts to maintain the listing of its Shares (including the Shares) on the New York Stock Exchange.

         (m) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and will in the future conduct its and the Operating Partnership's affairs, in such a manner so as to ensure that the Company and the Operating Partnership was not and will not be an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder.

         (n) The Company will not, and will use its best efforts to cause its officers, trustees and affiliates not to, (i) take, directly or indirectly prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

         (o) If at any time during the 30-day period after the Registration Statement becomes effective, any publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement or amendment of the Prospectus) and after written notice from you advising the Company to the effect set forth above, the Company agrees to forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such publication or event.

         (p) The Company will file timely and accurate information with the Commission in accordance with Rule 463 of the 1933 Act Regulations or any successor provision.

         (q) The Company will supply you with copies of all correspondence to and from and all documents issued to and by the Commission or the Commission staff in connection with the registration of the Shares under the 1933 Act.

         (r) The Company shall provide the Underwriters and/or their counsel with copies of or access to all closing documents in respect of the purchase of each Property as soon as practicable prior to the closing of the purchase of such Property.

         Section 5. [Intentionally Left Blank]

         Section 6. Payment of Expenses.

         (a) The Company will pay or cause to be paid and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters; (ii) the preparation, printing and distribution of this Agreement, any Agreement Among Underwriters, and Selected Dealer Agreement;
(iii) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters); (iv) the fees and disbursements of the Company's counsel and accountants; (v) the fees and expenses of the Underwriters' counsel in accordance with the terms of the letter agreement dated January 25, 2002 between Windrose International L.L.C. and Ferris, Baker Watts, Incorporated; (vi) the qualification of the Shares under the applicable securities laws in accordance with Section 4(e) hereof and any filing for review of the offering with the NASD, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith; (vii) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Item 14 of the Registration Statement; (viii) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares; and
(ix) all other costs and expenses incident to the performance of the Company's and the Operating Partnership's obligations hereunder (including costs incurred in closing the purchase of the Option Shares, if any) that are not otherwise specifically provided for in this section. The Company, upon your request, will provide funds in advance for filing fees in connection with "blue sky" qualifications and the NASD.

         (b) If the sale of Shares provided for herein is not consummated, the Company and the Operating Partnership will reimburse the Underwriters on demand for all reasonable out-of-pocket expenses, including fifty percent (50%) of the fees and disbursements of Underwriters' counsel, reasonably incurred by the Underwriters in connection with the transactions contemplated by this Agreement.

         (c) As consideration for advisory services rendered by Ferris, Baker Watts, Incorporated to the Company in connection win the formation of the Company and the Operating Partnership, the Company shall pay to Ferris, Baker Watts, Incorporated at the Closing an advisory fee equal to one percent (1%) of the gross proceeds of the offering.

         Section 7. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Shares that they have severally agreed to purchase pursuant to this Agreement (whether Firm Shares at the Closing Time or, upon exercise of the option granted in Section 3, Option Shares on the Date of Delivery) are subject to the following conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 P.M., prevailing Eastern time, on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M., prevailing Eastern time, on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing; as of such Closing Date the Registration Statement shall remain effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company or the Operating Partnership, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely on Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) You shall have received the favorable opinion, dated such Closing Date, of Hunton & Williams, counsel for the Company, together with the favorable opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel for the Company, together with signed or reproduced copies of such opinions for each of the other Underwriters, in form and substance satisfactory to you and counsel for the Underwriters, as to the effect set forth in Exhibit A hereto.

         (c) You shall have received a favorable opinion from Bass, Berry & Sims PLC, counsel for the Underwriters, dated such Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company and the Operating Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, the law of the State of Tennessee, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

         (d) As of such Closing Date,

                  (i) the Registration Statement, any 462(b) Registration Statement, and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement, any 462(b) Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (ii) there shall not have been any change in the capital stock or long-term debt of the Company or the Operating Partnership or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, condition (financial or otherwise), shareholders' equity, results of operations, properties or prospects of the Company or the Operating Partnership, otherwise than as set forth in the Prospectus, the effect of which is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the completion of the public offering of the Shares;

                  (iii) no action, suit or proceeding at law or in equity before or by any federal, state or other commission, court, board or administrative agency shall be pending or, to the Company's knowledge, threatened against the Company or the Operating Partnership that would be required to be set forth in the Prospectus, other than as set forth therein, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect;

                  (iv) the Company and the Operating Partnership shall have complied with all agreements and satisfied all conditions contained herein in all material respects on their respective parts to be performed or satisfied at or prior to such Closing Date; and

                  (v) the representations and warranties of the Company and the Operating Partnership set forth in Section 1 shall be accurate in all material respects as though expressly made at and as of such Closing Date. You shall have received certificates, dated as of such Closing Date, executed by the President and the Chief Financial Officer of the Company to such effect and with respect to the following additional matters:

                           (A) the Registration Statement has become effective
                  under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act;

                           (B) they have carefully reviewed the Registration
                  Statement, any 462(b) Registration Statement and the Prospectus and when the Registration Statement and any 462(b) Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading and neither the Registration Statement, any 462(b) Registration Statement, the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth;

                           (C) all agreements herein to be performed by the
                  Company and the Operating Partnership, on or prior to such Closing Date have been duly performed; and

                           (D) since the date of this Agreement or since the
                  respective dates as of which information is given in the Prospectus, the Company has not experienced any event or circumstance that would have a Material Adverse Effect.

         (e) At the time of execution of this Agreement, you shall have received from KPMG LLP a letter addressed to you and dated the date hereof, in form and substance satisfactory to you and your counsel, together with signed or reproduced copies of such letter(s) for each of the other Underwriters, (i) confirming that they are independent public accountants with respect to the Company and the Operating Partnership within the meaning of the 1933 Act and the 1933 Act Regulations, and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating that, in their opinion, the financial statements and any supplementary financial information and schedules included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations and applicable Staff Accounting Bulletins and other official accounting pronouncements of the Commission, and (iii) containing such other statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and other information contained in the Registration Statement and the Prospectus.

         (f) With respect to the letter of KPMG LLP delivered to you and referred to in the preceding paragraph (e) (the "KPMG Initial Letter"), you shall have received from KPMG LLP a letter of such accountants, in form and substance satisfactory to you, addressed to the Underwriters and dated as of such Closing Date, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that they reaffirm all statements, conclusions and findings set forth in the KPMG Initial Letter; except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (g) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in your reasonable judgment, impracticable or inadvisable to proceed with the completion of the public offering the Shares.

         (h) As of such Closing Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 7(c) and in order to evidence the accuracy and completeness of any of the representations and warranties or statements of the Company and the Operating Partnership, the performance of any of the covenants of the Company and the Operating Partnership, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to such Closing Date in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters. The Company will furnish you with such number of conformed copies of such opinion, certificates, letters and documents as you shall request.

         (i) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

         (j) The Firm Shares and the Option Shares, if any, shall have been approved for listing on the New York Stock Exchange upon official notice of the issuance, sale and evidence of satisfactory distribution thereof pursuant to this Agreement.

         (k) Each executive officer and trustee of the Company shall have agreed in writing as to the matters set forth in Section 1(l).

         (l) Contemporaneous with the Closing, the Company shall consummate the acquisition of all Properties except Park Medical Center and Partell Medical Center.

         If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to such Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Section 9 shall remain in effect and shall survive the termination of this Agreement.

         Section 8. [Intentionally Left Blank]

         Section 9. Indemnification and Contribution.

         (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all such persons, from and against any losses, claims, damages or liabilities, joint or several, to which any such Underwriter or any such other person may become subject under the 1933 Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter and each such partner, director, officer, employee and controlling person for any legal or other expenses reasonably incurred by such Underwriter, partner, director, officer, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by you or by any Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by you or by any Underwriter through you consists of the information specified in Section 9(h) below; provided, further, that the Company and the Operating Partnership will not be liable for any such losses, claims, damages, or liabilities arising from the sale of the Shares to any person if a copy of the Prospectus (as first filed pursuant to Rule 424(b)) or the Prospectus as amended or supplemented by all amendments or supplements thereto which has been furnished to the Underwriters (within a reasonable amount of time prior to such sale) shall not have been sent, mailed or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, but only if and to the extent that such Prospectus, if so sent or delivered, would have cured the defect giving rise to, and been a complete defense against the person asserting, such loss, claim, damage or liability. This indemnity agreement shall be in addition to any liabilities that the Company and the Operating Partnership may otherwise have.

         (b) [Intentionally Left Blank.]

         (c) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company and the Operating Partnership against any losses, claims, damages or liabilities to which the Company or the Operating Partnership may become subject under the 1933 Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus, or such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with information furnished to the Company by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information specified in Section 9(h) below, and will reimburse the Company and the Operating Partnership for any legal or other expenses reasonably incurred by the Company or the Operating Partnership in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement shall be in addition to any liabilities that the Underwriters may otherwise have.

         The indemnity agreement in this Section 9(c) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, to the same extent as such agreement applies to the Company.

         (d) Within ten days after receipt by an indemnified party under subsection (a) or (c) above of notice of commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided in Section 9(a) or 9(c) shall be available to any party who shall fail to give notice as provided in this Section 9(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses shall be borne by the indemnifying party provided that the indemnifying party shall not be liable for more than one separate counsel (together with any local counsel). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (e) [Intentionally Left Blank]

         (f) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 9 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Operating Partnership and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Operating Partnership and one or more of the Underwriters, as incurred, in such proportions that (i) the Underwriters are responsible pro rata for that portion represented by the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (ii) the Company and the Operating Partnership are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company, the Operating Partnership and the Underwriters shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Operating Partnership and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 9(f), the partners, directors, officers and employees and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

         (g) [Intentionally Left Blank]

         (h) For purposes of this Section 9, the Underwriters severally confirm, and the Company and the Operating Partnership acknowledge, that the second paragraph below the pricing table on the prospectus cover, the second and fifth paragraphs under the caption "Underwriting" and the information set forth under the heading "Stabilization, Short Positions and Penalty Bids" under the caption "Underwriting" in the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in the Prospectus or the Registration Statement.

         Section 10. Representations and Agreements to Survive Delivery. The representations, warranties, covenants, indemnities, agreements and other statements of the Company and the Operating Partnership set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Operating Partnership, any Underwriter or any representative, officer, director or any controlling person with respect to an Underwriter, the Company, or the Operating Partnership, and will survive delivery of and payment for the Shares or termination of this Agreement.

         Section 11. Effective Date of Agreement and Termination.

         (a) This Agreement shall become effective immediately as to Sections 6 and 9 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 9:00 A.M. prevailing Eastern time, on the first full business day following the effectiveness of the Registration

Statement, or (ii) if at the time of execution of this Agreement, the Registration Statement has been declared effective, at 9:00 A.M. prevailing Eastern time on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this Section 11, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams or facsimile messages (i) advising the Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first. By giving notice before the time this Agreement becomes effective, you, as the Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective, without liability of any party to any other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 6 hereof.

         (b) You may terminate this Agreement by notice to the Company at any time at or prior to the Closing Date in accordance with the last paragraph of
Section 7 of this Agreement.

         (c) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party, except that, notwithstanding any such termination, (i) the provisions of Section 6 and
Section 9 shall remain in effect, and (ii) if any Shares have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 4 shall also remain in effect.

         Section 12. Default by One or More of the Underwriters.

         (a) If any Underwriter shall default in its obligation to purchase the Firm Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Firm Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Firm Shares, or the Company notifies you that it has so arranged for the purchase of such Firm Shares, you or the Company shall have the right to postpone the Closing Time for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Firm Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the aggregate number of Firm Shares which remains unpurchased does not exceed 10% of the Firm Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Firm Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Shares which such Underwriter agreed to purchase hereunder) of the Firm Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

         (c) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the number of Firm Shares which remains unpurchased exceeds 10% of the Firm Shares, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company, and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof.

         (d) Nothing herein shall relieve a defaulting Underwriter from liability for its default.

         Section 13. Default by the Company. If the Company shall fail at the Closing Time to sell and deliver the respective aggregate number of Firm Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Section 6 and except that the provisions of Section 9 shall remain in effect.

         Section 14. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed, delivered or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Ferris, Baker Watts, Incorporated, 1700 Pennsylvania Avenue, NW, Seventh Floor, Washington, DC 20006,
Attention: Mr. Mark O. Decker, Sr., Senior Vice President (with a copy sent in the same manner to Bass, Berry & Sims PLC, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, Attention: John A. Good, Esq.); and notices to the Company or the Operating Partnership shall be directed to Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 200, Indianapolis Indiana 46268,
Attention: Frederick L. Farrar, President (with a copy sent in the same manner to Hunton & Williams, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219-4074, Attention: David C. Wright, Esq.). Each notice hereunder shall be effective upon receipt by the party to which it is addressed.

         Section 15. Parties. This Agreement is made solely for the benefit of the Underwriters, the Company and the Operating Partnership and, to the extent so provided, the partners, directors, trustees and employees of the Underwriters and any person controlling any of the Underwriters, the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 12, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares.

         Section 16. Governing Law and Time. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Specified time of the day refers to United States Eastern Time, unless otherwise specified.

         Section 17. Counterparts. This Agreement may be executed in any number of counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       WINDROSE MEDICAL PROPERTIES TRUST


                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                              ----------------------------------


                                       WINDROSE MEDICAL PROPERTIES, L.P.

                                       By:   WINDROSE MEDICAL PROPERTIES
                                             TRUST
                                             Its General Partner

                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                              ----------------------------------



FERRIS, BAKER WATTS, INCORPORATED
MORGAN KEEGAN & COMPANY, INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
SWS GROUP, INC.

By:  Ferris, Baker Watts, Incorporated

     As representatives of the underwriters
     listed above

         By:
             ------------------------------

         Name:
               ----------------------------

         Title:
                ---------------------------

                                   SCHEDULE I

         Name                                                     Number of Shares
         ----                                                     ----------------
Ferris, Baker Watts, Incorporated..........................
Morgan Keegan & Company, Inc...............................
Stifel, Nicolaus & Company, Incorporated...................
SWS Group, Inc.............................................
Total......................................................          6,700,000











                                   Schedule I

                                   SCHEDULE II

                               LIST OF PROPERTIES


Park Medical Center

Partell Medical Center

Sierra Health Services (2300 W. Charleston Boulevard)

Sierra Health Services (2316 W. Charleston Boulevard)

Sierra Health Services (888 S. Rancho Drive)

Sierra Health Services (4475 S. Eastern Avenue)

                                    Exhibit A

                      Form of Opinion of Company's Counsel

                           To Be Delivered Pursuant To

                                  Section 5(b)

         (i) The Company has been duly formed and is existing as a real estate investment trust under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         (ii) The Company has the trust power to own its properties and to conduct its business in all material respects as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

         (iii) The Company is qualified to transact business as a foreign entity and is in good standing in each jurisdiction set forth in Schedule I.

         (iv) The authorized, issued and outstanding shares of beneficial interest of the Company will, at the Closing Time and giving effect to the issuance of the Firm Shares under the Underwriting Agreement, be as set forth in the Prospectus under the captions "The Offering" and "Capitalization" (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements, equity incentive plans or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and, to such counsel's knowledge, none of the outstanding shares of shares of beneficial interest of the Company was issued in violation of the preemptive or other similar rights of any shareholder of the Company.

         (v) Windrose Medical Properties, L.P. is a limited partnership duly formed and validly existing under the laws of the Commonwealth of Virginia. Brierbrook Partners, LLC (together with Windrose Medical Properties, L.P., the "Operating Entities") has been duly formed and is validly existing under the laws of the State of Tennessee.

         (vi) Each of the Operating Entities has partnership or limited liability company power and authority to own its properties and to conduct its business as described in the Prospectus.

         (vii) Each of the Operating Entities is qualified to transact business as a foreign partnership or limited liability company and is in good standing in each jurisdiction set forth in Schedule II.

         (viii) The issued and outstanding units of partnership interest of Windrose Medical Properties, L.P. have been duly authorized and validly issued and are fully paid; and, to such counsel's knowledge, none of the outstanding units of Windrose Medical Properties, L.P. was issued in violation of the preemptive or other similar rights of any partner of Windrose Medical Properties, L.P.

         (ix) HADC has been duly incorporated and is validly existing and in good standing under the laws of the State of Indiana with the corporate power and authority to own its properties and to conduct its business as described in the Prospectus; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding shares of capital stock or LLC interests of HADC and Brierbrook Partners, LLC has been duly authorized and validly issued, is fully paid and non-assessable. Upon completion of the formation transactions described in the Prospectus, Windrose Medical Properties, L.P. will own the capital stock of HADC and the limited liability company interests of Brierbrook Partners, LLC as described in the Prospectus free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity created by Windrose Medical Properties, L.P.

         (x) The Underwriting Agreement was duly authorized by all necessary trust and partnership action of the Company and Windrose Medical Properties, L.P., respectively, and executed and delivered by the Company and Windrose Medical Properties, L.P.

         (xi) We have been informed by the Commission that the Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         (xii) If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

         (xiii) The form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the declaration of trust and by-laws of the Company and the requirements of the New York Stock Exchange.

         (xiv) The information in the Prospectus under "Prospectus Summary--Tax Status," "Prospectus Summary--Our Corporate Structure," "Description of Shares of Beneficial Interest," "Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws," "Partnership Agreement," "Federal Income Tax Consequences of our Status as a REIT" and "Other Tax Consequences" and in the Registration Statement under Item 34, to the extent that it constitutes matters of law, or legal conclusions, has been reviewed by such counsel and fairly summarizes the information set forth therein.

         (xv) To such counsel's knowledge, the Company is not in violation of its declaration of trust or bylaws or the partnership agreement of Windrose Medical Properties, L.P. and no default by the Company or Windrose Medical Properties, L.P. exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is filed as an exhibit to the Registration Statement.



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

         (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency under Federal or Maryland law (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the NASD Regulation, Inc. or the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Shares.

         (xvii) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and compliance by the Company and Windrose Medical Properties, L.P. with their respective obligations under the Underwriting Agreement do not and will not, (A) whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Windrose Medical Properties, L.P. (except for such conflicts, breaches, or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect) or (B) result in any violation of the provisions of the declaration of trust or by-laws of the Company or partnership agreement of Windrose Medical Properties, L.P. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and compliance by the Company and Windrose Medical Properties, L.P. with their respective obligations under the Underwriting Agreement (other than the performance of indemnification or contribution obligations thereunder, concerning which no opinion need be expressed) do not and will not violate any applicable Federal, Virginia or Maryland law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court having jurisdiction over the Company or Windrose Medical Properties, L.P. or any of their respective properties, assets or operations.

         (xviii) To our knowledge, except as disclosed in the Prospectus or pursuant to the Amended and Restated Agreement of Limited Partnership of Windrose Medical Properties, L.P., there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         (xix) Based upon representations and warranties of the Company, Windrose Medical Properties, L.P. and the recipients of units of partnership interest in Windrose Medical Properties, L.P., the issuance of the units as described in the Prospectus is exempt from registration under the 1933 Act.

         (xx) The Company is not an "investment company" as such term is defined in the 1940 Act.

         (xxi) Commencing with the Company's initial taxable year beginning on the day prior to the closing of the offering and ending December 31, 2002, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code and the Company's current organization and proposed method of operation (as described in the registration statement filed with the Securities and Exchange Commission on May 24, 2002 on Form S-11 (File No. 333-89186), as amended through the date of the opinion, and a certificate of representations




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

provided by an officer of the Company in connection with the opinion) will enable the Company to continue to so qualify.

         (xxii) Windrose Medical Properties, L.P. has been formed in such a manner to qualify for treatment as, and it will be properly treated as, a partnership or as an entity disregarded as separate from the Company for federal income tax purposes since the date of its formation through the date hereof.

         (xxiii) Brierbrook Partners, LLC is and has been properly treated as a partnership for federal income tax purposes and not as a corporation or as an association taxable as a corporation, throughout the period from June 2, 2000, through the date hereof.

         (xxiv) Hospital Affiliates Development Corporation ("HADC") is organized and after Closing will be owned in a manner that meets the requirements for qualification as a taxable REIT subsidiary under the Code, and its method of operation will enable it to meet the requirements for treatment as a taxable REIT subsidiary upon due election by the Company as provided under the Code.

                   - - - - - - - - - - - - - - - - - - - - - -

         Such counsel shall also confirm that it is not aware of any pending or threatened action, suit or proceeding to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body which is required to be disclosed in the Registration Statement that has not been so described or that is not described accurately in all material respects in the Registration Statement, as the case may be.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and their counsel and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and makes no representation that it has independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of such counsel's participation in the conferences described above, such counsel shall advise you that (a) the Registration Statement, when it became effective, and the Prospectus, as of its date and as of the date of the opinion (other than the financial statements and related notes and schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no belief) comply as to form in all material respects with the requirement of the 1933 Act and the 1933 Act Regulations, and (b) such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. Further, nothing has come to the attention of such counsel that leads such counsel to believe that (i) the Registration Statement when it became effective (except with respect to the financial statements and related notes and schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not express any belief), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein no misleading or (ii) the Prospectus, as of its date and as of the date of the opinion (except with respect to the financial statements and related notes and schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not express any belief), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).













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